Exhibit 99.1
Wauwatosa Holdings, Inc. Announces Results of Operations for the Fourth Quarter and Year Ended December 31, 2006.
WAUWATOSA, WI – 02/05/2007– Wauwatosa Holdings, Inc. (NASDAQ: WAUW) reported 2006 fourth quarter net income of $2.3 million, or $0.07 per share, as compared to a loss of $709,000, or a loss of $0.02 per share in the fourth quarter of 2005. Net income for the year ended December 31, 2006 was $8.1 million, or $0.24 per share, as compared to $6.0 million for the 12 months ended December 31, 2005.
Effective October 4, 2005, Wauwatosa Savings Bank completed its reorganization into a mutual holding company and concurrently Wauwatosa Holdings, Inc. completed its initial public offering of common stock. On November 15, 2005, Wauwatosa Holdings announced that it had changed its fiscal year-end from June 30 to December 31. As a result, operating data for the 12 months ended December 31, 2005 has not been previously reported and per share data for the period is not applicable.
The single most significant difference between fourth quarter 2006 and fourth quarter 2005 operating results is the contribution of 556,442 shares of Wauwatosa Holdings, Inc. common stock to the Waukesha County Community Foundation, Inc. in connection with the October 2005 reorganization. This charitable contribution totaled $5.6 million and was expensed in the fourth quarter of 2005. There was no contribution expense in 2006.
Net interest income decreased $1.3 million, or 12.2% for the three months ended December 31, 2006 compared to the same three months in 2005. This is in spite of a 9.1% increase in average earning assets for the fourth quarter of 2006 versus 2005. The interest rate spread for the fourth quarter of 2006 was 1.85% compared to 2.34% for the fourth quarter of 2005. It is anticipated that the interest rate spread will continue to decline during 2007 as our cost of funding continues to increase more rapidly than the yield on our interest-earning assets. As Wauwatosa Holdings is dependent upon net interest income for approximately 85% of its total revenue, a continued decline in the interest rate spread will significantly impact net income.

Wauwatosa Savings Bank acquired Waterstone Mortgage Corporation, a mortgage broker, in the first quarter of 2006. As a result, other income for the fourth quarter includes $357,000 in mortgage banking income, while there was no comparable income in 2005. In addition, the Wauwatosa Holdings, Inc. 2006 fourth quarter loan loss provision was $468,000 less than that of the fourth quarter of 2005, a 56.7% decline. This is in contrast to an increase in the loan loss provision for the year ended December 31, 2006 to $2.2 million from $1.9 million for the 12 months ended December 31, 2005, a 15.3% increase. Net charge-offs for the fourth quarter of 2006 were $255,000, or 0.02% of total average loans outstanding during the quarter and $381,000 in 2005, or 0.03% of total average loans in the comparable prior period. At December 31, 2006, the allowance for loan losses was 0.52% of total loans compared to 0.40% at December 31, 2005. Nonperforming loans were 2.10% of total loans at December 31, 2006 and 1.39% at December 31, 2005.
Assets at year-end totaled $1.6 billion compared to $1.5 billion at December 31, 2005. Book value per share was $7.29 on December 31, 2006 compared to $7.01 on the same date in 2005. Total net loans receivable were $1.4 billion at the end of 2006 and $1.3 billion on December 31, 2005.
Cautionary Statements
The discussions in this news release which are not historical statements contain forward-looking statements that involve risk and uncertainties. Statements which are not historical statements include those in the future tense or which use terms such as “believe,” “expect,” and “anticipate.” Wauwatosa Holdings, Inc. actual future results could differ in important and material ways from those discussed. Many factors could cause or contribute to such differences. These factors include changing interest rates and related yield curves, changes in demand for loans or other services, competition from other institutions, actual verses estimated loan loss experience, other general economic and political developments, plus factors discussed in our filings with the Securities and Exchange Commission.

WAUWATOSA HOLDINGS, INC.
FINANCIAL HIGHLIGHTS

	Three months ended		Years ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
	(In thousands except ratios and per share data)
Operations Data:
Net interest income	$9,623	$10,959	$38,449	$40,199
Provision for loan losses	358	826	2,201	1,909
Noninterest income	1,289	1,267	5,202	3,526
Noninterest expense	6,944	12,578	28,698	29,646
Income (loss) before income taxes	3,610	(1,178)	12,752	12,170
Income tax expense (benefit)	1,326	(469)	4,699	6,127
Net income (loss)	2,284	(709)	8,053	6,043

Selected Financial Ratios:
Yield on earning assets	6.12%	5.81%	6.03%	5.84%
Cost of funds	4.27	3.47	4.03	3.28
Interest rate spread	1.85	2.34	2.00	2.56
Return (loss) on average assets	0.54	(0.18)	0.50	0.43
Return (loss) on average equity	3.77	(1.39)	3.41	4.52
Average equity to average assets	14.35	13.27	14.79	9.41
Non-interest expense to average assets	1.65	3.27	1.80	2.09
Allowance for loan losses to total loans outstanding	0.52	0.40	0.52	0.40

Per Share:
Basic earnings (loss) per share	$0.07	$(0.02)	$0.24	n/a
Diluted earnings (loss) per share	0.07	(0.02)	0.24	n/a
Book value per share	7.29	7.01	7.29	$7.01
Weighted average shares outstanding	33,105,046	33,135,424	33,076,565	n/a
Shares outstanding at December 31	33,114,539	33,038,385	33,114,539	33,038,385

	December 31,		Percent
	2006	2005	Change
	(Unaudited)
	(Dollars in thousands)
Financial Condition:
Total assets	$1,648,470	$1,511,209	9.1%
Loans receivable, net	1,365,712	1,300,768	5.0
Securities available for sale	117,330	121,955	(3.8)
Deposits	1,036,218	1,045,593	(0.9)
Borrowings	334,003	201,212	66.0
Total equity	241,272	231,696	4.1
Allowance for loan losses	7,195	5,250	37.0
Non-performing assets	29,408	18,280	60.9

WAUWATOSA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Years ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands except per share data)
Interest income:
Loans	$21,509	$19,599	$83,822	$74,020
Mortgage-related securities	1,207	913	4,263	2,466
Debt securities, federal funds sold and short-term investments	1,971	974	4,143	3,250

Total interest income	24,687	21,486	92,228	79,736

Interest expense:
Deposits	11,281	8,975	42,038	35,468
Borrowings	3,783	1,552	11,741	4,069

Total interest expense	15,064	10,527	53,779	39,537

Net interest income	9,623	10,959	38,449	40,199
Provision for loan losses	358	826	2,201	1,909

Net interest income after provision for loan losses	9,265	10,133	36,248	38,290

Noninterest income:
Service charges on loans and deposits	520	629	2,021	1,745
Increase in cash surrender value of life insurance	180	151	1,055	805
Gain (loss) on sale of securities	(35)	—	(819)	12
Mortgage banking income	357	—	2,109	—
Other	267	487	836	964

Total noninterest income	1,289	1,267	5,202	3,526

Noninterest expenses:
Compensation, payroll taxes, and other employee benefits	3,715	4,376	16,209	13,133
Occupancy, office furniture, and equipment	1,168	966	4,304	3,571
Advertising	423	353	1,369	1,355
Data processing	229	490	1,730	1,412
Charitable contributions	—	5,122	—	5,685
Communications expense	232	142	700	619
Professional Fees	450	409	1,243	926
Other	727	720	3,143	2,945

Total noninterest expenses	6,944	12,578	28,698	29,646

Income (loss) before income taxes	3,610	(1,178)	12,752	12,170
Income tax expense (benefit)	1,326	(469)	4,699	6,127

Net income (loss)	$2,284	$(709)	$8,053	$6,043

Basic earnings (loss) per share	$0.07	$(0.02)	0.24	n/a
Diluted earnings (loss) per share	$0.07	$(0.02)	0.24	n/a

WAUWATOSA HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2006	2005
	(Dollars in thousands)
	(Unaudited)
Assets
Cash	$26,745	$8,761
Federal funds sold	19,458	5,388
Short term investments	27,604	2,349

Cash and cash equivalents	73,807	16,498

Securities available-for-sale (at fair value):	117,330	121,955
Loans held for sale	5,387	—
Loans receivable	1,372,907	1,306,018
Allowance for loan losses	(7,195)	(5,250)

Loans receivable, net	1,365,712	1,300,768

Office properties and equipment, net	32,625	25,022
Federal Home Loan Bank stock, at cost	17,213	14,406
Cash surrender value of life insurance	24,152	22,792
Prepaid expenses and other assets	12,244	9,768

Total assets	$1,648,470	1,511,209

Liabilities and Shareholders’ Equity
Liabilities:
Demand deposits	$58,407	$82,290
Money market and savings deposits	94,472	33,565
Time deposits	883,339	929,738

Total deposits	1,036,218	1,045,593
Federal Home Loan Bank advances short-term	41,224	87,209
Federal Home Loan Bank advances long-term	292,779	114,003
Advance payments by borrowers for taxes	190	181
Other liabilities	36,787	32,527

Total liabilities	1,407,198	1,279,513
Shareholders’ equity:
Common Stock (par value — $.01; 200,000,000 shares authorized; 33,723,750 shares issued; 33,076,565 and 33,038,385 shares outstanding 2006 and 2005)	337	337
Additional Paid-In Capital	104,182	103,859
Accumulated other comprehensive loss (net of taxes)	(1,225)	(1,571)
Retained earnings, substantially restricted	144,809	136,756
Unearned ESOP shares	(6,831)	(7,685)

Total shareholders’ equity	241,272	231,696

Total liabilities and shareholders’ equity	$1,648,470	1,511,209